Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
AUGUST 7, 2012

ACCESS MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2012 SECOND QUARTER

Partnership Reports 2012 Second Quarter Net Income of $52 Million, Adjusted Ebitda of $121 Million and Distributable Cash Flow of $87 Million

Partnership Increases Quarterly Distribution to $0.42 per Unit

OKLAHOMA CITY, OKLAHOMA, AUGUST 7, 2012 – ACCESS MIDSTREAM PARTNERS, L.P., (NYSE:ACMP), formerly Chesapeake Midstream Partners, L.P., today announced financial results for the 2012 second quarter.  The Partnership’s 2012 second quarter net income totaled $51.6 million, an increase of $10.5 million, or 25.5%, from the 2011 second quarter.  Adjusted ebitda for the 2012 second quarter was $120.9 million, up $41.6 million, or 52.5%, from 2011 second quarter adjusted ebitda of $79.3 million.  The Partnership’s distributable cash flow (DCF) for the 2012 second quarter totaled $87.3 million, an increase of $29.3 million, or 50.5%, compared to the 2011 second quarter and resulted in a coverage ratio of 1.36.  Partnership revenue for the 2012 second quarter was $149.3 million, an increase of $16.1 million, or 12.1%, compared to 2011 second quarter revenue of $133.2 million.  Revenue for the 2012 second quarter excludes the Partnership’s Marcellus revenue as this ownership interest is accounted for as an unconsolidated equity investment.  Financial terms are defined on pages two and three of this release.

Throughput for the 2012 second quarter totaled 261.0 billion cubic feet (bcf) of natural gas, or 2.87 bcf per day, an increase of 33.5% from 2011 second quarter throughput of 2.15 bcf per day. The increase was driven by throughput from gas gathering systems in the Marcellus Shale acquired in December 2011 as well as increased throughput in the Barnett Shale.  The Partnership connected 179 new wells to its gathering systems during the 2012 second quarter, an increase of 25.2% compared to the 2011 second quarter.

Capital expenditures during the 2012 second quarter totaled $154.2 million, including maintenance capital expenditures of $18.5 million.  With the expected increase in Marcellus capital spending, the Partnership is on track to meet the current capital expenditure outlook of $734 million for 2012.

Partnership Increases Cash Distribution

On July 27, 2012, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.42 per unit for the 2012 second quarter, a $0.0575, or 15.9%, increase over the 2011 second quarter distribution and a $0.015, or 3.7%, increase over the 2012 first quarter distribution.  The distribution will be paid on August 14, 2012 to unitholders of record at the close of business on August 7, 2012.  DCF for the 2012 second quarter of $87.3 million provided distribution coverage of 1.36 times the amount required for the Partnership to fund the distribution to both the general and limited partners.

INVESTOR CONTACT:	MEDIA CONTACTS:		CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Jack Cowell	Tom Johnson	900 N.W. 63rd
(405) 935-6224	(917) 405-0717	(212) 371-5999	P.O. Box 18355
dave.shiels@accessmidstream.com	jack.cowell@global-infra.com	tbj@abmac.com	Oklahoma City, OK 73154

Management Comments

J. Mike Stice, Access Midstream Partners’ Chief Executive Officer, commented, “While the Partnership’s name and ownership structure have changed, our commitment to executing on our best-in-class business model while maintaining a conservative balance sheet and investment grade credit metrics remains unchanged. The strong operating and financial results in the 2012 second quarter are further evidence of the Partnership’s ability to produce consistent results for our investors.  This quarter continued to show the strong organic growth within our existing footprint.  This sustained exposure to the most prolific unconventional plays in North America will be an important competitive advantage for many years to come.”

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday, August 8, 2012 at 9:00 a.m. EDT.  The telephone number to access the conference call is 719-325-4813 or toll-free 877-681-3377.  The passcode for the call is 4772466.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EDT.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EDT on August 8, 2012 through 12:00 p.m. EDT on August 22, 2012.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 4772466.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.accessmidstream.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted ebitda, DCF and adjusted DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted ebitda, DCF or adjusted DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted ebitda, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted Ebitda.  The Partnership agreement defines adjusted ebitda as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted ebitda is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from ebitda because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted ebitda in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted ebitda is net income.

Distributable Cash Flow.  The Partnership agreement defines DCF as adjusted ebitda attributable to the Partnership adjusted for:
•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Adjusted Distributable Cash Flow. The Partnership includes the quarterly impact of contractual minimum volume commitments that are not recognized until the fourth quarter of each year in its calculation of adjusted DCF for the purpose of calculating the distribution coverage ratio.

Access Midstream Partners, L.P. (NYSE:ACMP) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale, Marcellus Shale and Mid-Continent regions of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol ACMP.  Further information is available at www.accessmidstream.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to our business strategy and plans and objectives for future operations as well as our future financial and operating results.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under ÒRisk FactorsÓ in our 2011 Annual Report on Form 10-K.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended June 30,
	2012	2011
Revenues, including revenues from affiliates (1)	$149,332	$133,217

Operating expenses
Operating expenses, including expensesfrom affiliates	44,731	44,284
Depreciation and amortization expense	40,722	32,747
General and administrative expense, including expenses from affiliates	11,565	9,659
Other operating expense	240	923

Total operating expenses	97,258	87,613

Operating income	52,074	45,604

Other income (expense)
Income from unconsolidated affiliates	15,971	—
Interest expense	(15,636)	(3,837)
Other income	4	42

Income before income tax expense	52,413	41,809
Income tax expense	807	726

Net income	$51,606	$41,083

Limited partner interest in net income
Net income	51,606	41,083
Less general partner interest in net income	(1,752)	(820)

Limited partner interest in net income	49,854	40,263

Net income per limited partner unit – basic and diluted
Common units	0.34	0.29
Subordinated units	0.34	0.29

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	79,278	69,224
Subordinated units	69,076	69,076

(1)	Excludes revenue from Marcellus assets of $34.1 million for the three months ended June 30, 2012 that is included in Income from Unconsolidated Affiliates.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Six Months Ended June 30,
	2012	2011
Revenues, including revenues from affiliates (1)	$304,006	$256,746

Operating expenses
Operating expenses, including expensesfrom affiliates	93,413	86,845
Depreciation and amortization expense	79,160	63,685
General and administrative expense,including expenses from affiliates	23,043	18,605
Other operating expense	195	863

Total operating expenses	195,811	169,998

Operating income	108,195	86,748

Other income (expense)
Income from unconsolidated affiliates	28,958	—
Interest expense	(31,594)	(5,277)
Other income	59	84

Income before income tax expense	105,618	81,555
Income tax expense	1,646	1,696

Net income	$103,972	$79,859

Limited partner interest in net income
Net income	103,972	79,859
Less general partner interest in net income	(3,181)	(1,596)

Limited partner interest in net income	100,791	78,263

Net income per limited partner unit – basic and diluted
Common units	0.68	0.56
Subordinated units	0.68	0.56

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	79,277	69,222
Subordinated units	69,076	69,076

(1)	Excludes revenue from Marcellus assets of $63.3 million for the six months ended June 30, 2012 that is included in Income from Unconsolidated Affiliates.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	As of June 30, 2012	As of December 31, 2011
Assets

Total current assets	$126,243	$88,188

Property, plant and equipment
Gathering systems	3,035,010	2,954,868
Other fixed assets	62,052	53,611
Less: Accumulated depreciation	(519,590)	(480,555)

Total property, plant and equipment, net	2,577,472	2,527,924

Investment in unconsolidated affiliates	956,925	886,558
Intangible assets, net	152,970	158,621
Deferred loan costs, net	33,202	21,947

Total assets	$3,846,812	$3,683,238

Liabilities and Partners’ Capital

Total current liabilities	$135,506	$143,094

Long-term liabilities
Long-term debt	1,248,700	1,062,900
Other liabilities	5,073	4,099

Total long-term liabilities	1,253,773	1,066,999

Total partners’ capital	2,457,533	2,473,145

Total liabilities and partners’ capital	$3,846,812	$3,683,238

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
(unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities
Net income	$103,972	$79,859
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,160	63,685
Income from unconsolidated affiliates	(28,958)	—
Other non-cash items	3,709	3,771
Changes in assets and liabilities
(Increase) decrease in accounts receivable	(27,017)	54,543
(Increase) decrease in other assets	(1,649)	1,004
Increase (decrease) in accounts payable	(11,742)	4,129
Increase (decrease) in accrued liabilities	18,923	(1,003)

Net cash provided by operating activities	136,398	205,988

Cash flows from investing activities
Additions to property, plant and equipment	(140,921)	(216,251)
Proceeds from sale of assets	5,599	1,318
Investments in unconsolidated affiliates	(43,153)	—

Net cash used in investing activities	(178,475)	(214,933)

Cash flows from financing activities
Proceeds from long-term debt borrowings	519,900	184,400
Payments on long-term debt borrowings	(1,084,100)	(433,500)
Proceeds from issuance of senior notes	750,000	350,000
Debt issuance costs	(13,874)	(9,583)
Distribution to unitholders	(120,475)	(96,921)
Initial public offering costs	—	(1,280)
Other adjustments	5,722	4

Net cash provided by financing activities	57,173	(6,880)

Net increase (decrease) in cash and cash equivalents	15,096	(15,825)

Cash and cash equivalents
Beginning of period	22	17,816

End of period	$15,118	$1,991

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)

	Three Months Ended June 30,
	2012	2011

Net Income	$51,606	$41,083

Adjusted for:
Interest expense	15,636	3,837
Income tax expense	807	726
Depreciation and amortization expense	40,722	32,747
Other	240	923
Income from unconsolidated affiliates	(15,971)	—
EBITDA from unconsolidated affiliates(1)	27,858	—

Adjusted EBITDA	$120,898	$79,316

Adjusted for:
Maintenance capital expenditures	(18,500)	(18,500)
Cash portion of interest expense	(14,312)	(2,120)
Income tax expense	(807)	(726)

Distributable cash flow	87,279	57,970

Adjusted for:
Implied minimum volume commitment	—	—

Adjusted distributable cash flow	$87,279	$57,970

Cash provided by operating activities	$69,183	$68,719

Adjusted for:
Change in assets and liabilities	8,951	7,878
Interest expense	15,636	3,837
Income tax expense	807	726
Other non-cash items	(1,537)	(1,844)
EBITDA from unconsolidated affiliates(1)	27,858	—

Adjusted EBITDA	$120,898	$79,316

Adjusted for:
Maintenance capital expenditures	(18,500)	(18,500)
Cash portion of interest expense	(14,312)	(2,120)
Income tax expense	(807)	(726)

Distributable cash flow	87,279	57,970

Adjusted for:
Implied minimum volume commitment	—	—

Adjusted distributable cash flow	$87,279	$57,970

Cash distribution
Limited partner units 2012: ($0.42 x 147,998,610 units); 2011: ($0.3625 x 138,161,160 units)	$62,159	$50,084
General partner interest	2,005	1,022

Total cash distribution	$64,164	$51,106

Distribution coverage ratio	1.36	1.13

(1) EBITDA from unconsolidated affiliates is calculated as follows:
Net Income	$15,971	$—

Adjusted for:
Depreciation and amortization expense	11,887	—

EBITDA from unconsolidated affiliates	$27,858	$—

Marcellus overhead allocation	(2,600)	—
Chesapeake guaranty payment	—	—

EBITDA reconciled to CHK commitment	$25,258	$—

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)
	Six Months Ended June 30,
	2012	2011

Net Income	$103,972	$79,859

Adjusted for:
Interest expense	31,594	5,277
Income tax expense	1,646	1,696
Depreciation and amortization expense	79,160	63,685
Other	195	863
Income from unconsolidated affiliates	(28,958)	—
EBITDA from unconsolidated affiliates(1)	51,718	—

Adjusted EBITDA	$239,327	$151,380

Adjusted for:
Maintenance capital expenditures	(37,000)	(37,000)
Cash portion of interest expense	(28,967)	(2,740)
Income tax expense	(1,646)	(1,696)

Distributable cash flow	171,714	109,944

Adjusted for:
Implied minimum volume commitment	—	5,268

Adjusted distributable cash flow	$171,714	$115,212

Cash provided by operating activities	$136,398	$205,988

Adjusted for:
Change in assets and liabilities	21,485	(58,673)
Interest expense	31,594	5,277
Income tax expense	1,646	1,696
Other non-cash items	(3,514)	(2,908)
EBITDA from unconsolidated affiliates(1)	51,718	—

Adjusted EBITDA	$239,327	$151,380

Adjusted for:
Maintenance capital expenditures	(37,000)	(37,000)
Cash portion of interest expense	(28,967)	(2,740)
Income tax expense	(1,646)	(1,696)

Distributable cash flow	171,714	109,944

Adjusted for:
Implied minimum volume commitment	—	5,268

Adjusted distributable cash flow	$171,714	$115,212

(1) EBITDA from unconsolidated affiliates is calculated as follows:
Net Income	$28,958	$—

Adjusted for:
Depreciation and amortization expense	22,788	—
Other	(28)	—

EBITDA from unconsolidated affiliates	$51,718	$—

Marcellus overhead allocation	(5,200)	—
Chesapeake guaranty payment	—	—

EBITDA reconciled to CHK commitment	$46,518	$—

Access Midstream Partners, L.P.
OPERATING STATISTICS
(unaudited)

	Three Months Ended June 30,
	2012	2011

Barnett Shale
Wells connected during period	63	81
Total wells connected	2,348	2,006
Throughput, bcf per day	1.261	1.044
Approximate miles of pipe at end of period	843	824
Gas compression (horsepower) at end of period	161,115	137,210

Haynesville Shale
Wells connected during period	—	18
Total wells connected	222	201
Throughput, bcf per day	0.349	0.563
Approximate miles of pipe at end of period	261	241
Gas compression (horsepower) at end of period	23,745	21,970

Marcellus Shale
Wells connected during period	47	—
Total wells connected	396	—
Throughput, bcf per day(1)	0.679	—
Approximate miles of pipe at end of period	364	—
Gas compression (horsepower) at end of period	50,950	—

Mid-Continent
Wells connected during period	69	44
Total wells connected	2,656	2,446
Throughput, bcf per day	0.579	0.541
Approximate miles of pipe at end of period	2,528	2,385
Gas compression (horsepower) at end of period	93,404	94,799

Total
Wells connected during period	179	143
Total wells connected	5,622	4,653
Throughput, bcf per day(1)	2.868	2.148
Approximate miles of pipe at end of period	3,996	3,450
Gas compression (horsepower) at end of period	329,214	253,979

(1)
Throughput in the Marcellus Shale region represents the net throughput allocated to the Partnership’s interest.  Total gross Marcellus Shale system throughput was 1.484 bcf per day for the three months ended June 30, 2012.

Access Midstream Partners, L.P.
OPERATING STATISTICS
(unaudited)
	Six Months Ended June 30,
	2012	2011

Barnett Shale
Wells connected during period	129	171
Total wells connected	2,348	2,006
Throughput, bcf per day	1.270	1.007
Approximate miles of pipe at end of period	843	824
Gas compression (horsepower) at end of period	161,115	137,210

Haynesville Shale
Wells connected during period	2	37
Total wells connected	222	201
Throughput, bcf per day	0.383	0.528
Approximate miles of pipe at end of period	261	241
Gas compression (horsepower) at end of period	23,745	21,970

Marcellus Shale
Wells connected during period	115	—
Total wells connected	396	—
Throughput, bcf per day(1)	0.626	—
Approximate miles of pipe at end of period	364	—
Gas compression (horsepower) at end of period	50,950	—

Mid-Continent
Wells connected during period	130	90
Total wells connected	2,656	2,446
Throughput, bcf per day	0.557	0.543
Approximate miles of pipe at end of period	2,528	2,385
Gas compression (horsepower) at end of period	93,404	94,799

Total
Wells connected during period	376	298
Total wells connected	5,622	4,653
Throughput, bcf per day(1)	2.836	2.078
Approximate miles of pipe at end of period	3,996	3,450
Gas compression (horsepower) at end of period	329,214	253,979

(1)
Throughput in the Marcellus Shale region represents the net throughput allocated to the Partnership’s interest.  Total gross Marcellus Shale system throughput was 1.347 bcf per day for the six months ended June 30, 2012.